Exhibit 99.1

CONTACT:	Telkonet Investor Relations 414.721.7988 ir@telkonet.com

FOR IMMEDIATE RELEASE

Telkonet, Inc. Announces Second Quarter 2014 Financial Results

Total Revenues Increased 21% from Prior Year Quarter Driving Gross Profit Improvement of 43%

Conference call and Webcast to be Held Today at 4:30 pm ET

MILWAUKEE, WI -- August 14, 2014 -- Telkonet, Inc. (OTCQB: TKOI), whose business divisions include EcoSmart™, an evolutionary energy management technology platform featuring Recovery Time™ technology, and EthoStream®, one of the largest and most trafficked hospitality High-Speed Internet Access providers in the world, today announced financial results for the second quarter ended June 30, 2014.

Telkonet management will hold a conference call and webcast to discuss these results and recent corporate developments with the financial community today, August 14, at 4:30 pm ET/3:30 pm CT.

Commenting on the second quarter 2014 financial results, Jason Tienor, Telkonet's CEO stated, “We are encouraged with our positive performance which continues to track in accordance with our strategic growth plans. Increasing demand for our EcoSmart energy management platform drove overall growth in total revenues by 21% in the second quarter. Beyond our top line, we excelled in all key financial and operational performance measures. This progress is a clear indication of the heightened recognition for our exceptional cloud-based energy efficiency solutions and that our profitable growth strategies are being successfully implemented.”

Highlights for the Second Quarter Ended June 30, 2014 and Recent Developments:

•	Revenue of $4.4 million, up 21% from $3.6 million in the second quarter of 2013
•	Gross Profit of $2.1 million, up 43% from $1.5 million in the second quarter of 2013
•	Gross Profit Margin of 49%, up 18% from 41% in the second quarter of 2013
•	Selling, General and Administrative expense of $1.4 million, down 20% from $1.8 million in the second quarter of 2013
•	Continued investment in Research and Development for next generation energy efficiency products; spending increased 11% from prior year quarter but decreased as a percent of revenue to 7% in the second quarter of 2014 from 8% in the second quarter of 2013
•	Income from Operations of $278,007, compared to a Loss from Operations of $(681,473) in the second quarter of 2013
•	Net income of $219,085 for the second quarter of 2014 compared to a Net Loss of $(621,510) in the second quarter of 2013
•	Adjusted Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) of $352,149, compared to Adjusted EBITDA of $(533,248) in the second quarter of 2013
•	First complete EcoSmart Suite platform deployment including HVAC, lighting and plugload in a marquee 400 room hospitality property successfully deployed and performing
•	Deployments on track for the largest single educational deployment to date (expected completion in 3rd quarter 2014) and largest combined EthoStream/EcoSmart installation to date (expected completion in 4th quarter 2014)

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Mr. Tienor continued, “Our prior year marketing and sales investments and sales traction in the first quarter of this year have driven our continued strength and pipeline activity. From a strategic perspective, we believe our team is executing on planned initiatives intended to broaden our markets and bolster our sales through expanded use of channel partners and deeper secondary market penetration. Both primary and secondary markets are favorably responding to our suite of products which offer a unique value proposition for efficient energy consumption, return on investment, and user comfort and convenience.”

Gene Mushrush, Telkonet’s CFO, commented, “Along with strong revenue growth and backlog, we are also benefiting from improved margins and profitability. Gross margins as a percentage of sales increased by 18% to 49% in the second quarter of 2014. Total operating expenses declined by nearly 15% from the second quarter of 2013, however we remain committed to enhancing our technologies through an 11% increase in research and development spending. Against a backdrop of lower overhead as a percentage of sales, ongoing expense management and substantially higher sales, we are demonstrating the leverage in our model. With our growth and operating strategies in place, we remain very confident in the balance of 2014.”

Teleconference and Webcast

The Company will host a conference call and webcast today at 4:30 PM ET/3:30 PM CT to discuss these results with the financial community.

Date: Thursday, August 14, 2014

Time: 4:30 pm Eastern Time, 3:30 pm CT, 1:30pm PT

Investor Dial-in (Toll Free): 877-407-0782

Investor Dial-in (International): 201-689-8567

Live webcast: http://www.investorcalendar.com/IC/CEPage.asp?ID=173048

A replay of the conference call will be available until August 28, 2014, which can be accessed by dialing (877) 660-6853 if calling within the United States or (201) 612-7415, if calling internationally. Please enter conference ID #: 13587988 to access the replay.

NON-GAAP Financial Measures

Telkonet will post to the Company's investor relations web site (www.telkonet.com) any reconciliation of differences between non-GAAP financial information that may be required in connection with issuing the Company's financial results.

The Company, as is common in its industry, uses adjusted EBITDA, a non-GAAP measurement gauge to demonstrate earnings exclusive of interest and non-cash events. The Company manages its business based on its cash flows. The Company, in its daily management of its business affairs and analysis of its monthly, quarterly and annual performance, makes its decisions based on cash flows, not on the amortization of assets obtained through historical activities. The Company, in managing its current and future affairs, cannot affect the amortization of the intangible assets to any material degree, and therefore uses adjusted EBITDA as its primary management guide. Adjusted EBITDA is not, and should not be considered, an alternative to net income (loss), income (loss) from operations, or any other measure for determining operating performance of liquidity, as determined under accounting principles generally accepted in the United States (GAAP). In assessing the overall health of its business for the periods ended June 30, 2014 and 2013, the Company excluded the following category of expense, described below:

•	Stock-based compensation: The Company believes that because of the variety of equity awards used by companies, varying methodologies for determining stock-based compensation and the assumptions and estimates involved in those determinations, the exclusion of non-cash stock-based compensation expense enhances the ability of management and investors to understand the impact of non-cash stock-based compensation on our operating results. Further, the Company believes that excluding stock-based compensation expense allows for a more transparent comparison of its financial results to the previous year.

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Adjusted EBITDA and other non-GAAP financial measures should not be considered in isolation from, or as a substitute for, a measure of financial performance prepared in accordance with GAAP. Further, investors are cautioned that there are inherent limitations associated with the use of the non-GAAP financial measure as an analytical tool. In particular, the non-GAAP financial measure is not based on a comprehensive set of accounting rules or principles and many of the adjustments to the GAAP financial measure reflect the exclusion of items that are recurring and will be reflected in the Company's financial results for the foreseeable future. The Company compensates for these limitations by providing specific information in the reconciliation included in this press release regarding the GAAP amounts excluded from the non-GAAP financial measure.

ABOUT TELKONET

Telkonet, a leading United States-based energy management technology provider, offers hardware, software and services to commercial customers worldwide. The EcoSmart suite of products, which includes EcoInsight and EcoWave intelligent thermostats, the EcoGuard energy management outlet and the EcoSwitch energy-efficient light switch can be deployed in most building environments to cut utility costs and enable remote monitoring and control using the EcoCentral management platform. EcoSmart technology has been installed in over 300,000 rooms worldwide. Telkonet's energy management products have the power to reduce energy consumption, minimize carbon footprints and help eliminate the need for the construction of new power plants. For more information, visit www.telkonet.com.

For news updates as they happen, follow @Telkonet on Twitter.

To receive updates on all of Telkonet's developments, sign up for our email alerts HERE.

ABOUT ETHOSTREAM

EthoStream is one of the largest hospitality High-Speed Internet Access (HSIA) providers in the world, providing services to more than 8.0 million users monthly across a network of greater than 2,200 locations.  EthoStream's EGS line of public-access gateway servers provides real-time monitoring and management of guest-access networks while its 24/7 support center is known for the highest levels of quality and service.  With a wide range of product and service offerings and one of the most comprehensive management platforms available for HSIA networks, EthoStream offers solutions for any public access location. For more information, please visit www.ethostream.com.

FORWARD-LOOKING STATEMENTS

Statements included in this release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve a number of risks and uncertainties such as competitive factors, technological development, market demand and the Company's ability to obtain new contracts and accurately estimate net revenue due to variability in size, scope and duration of projects, and internal issues in the sponsoring client. Further information on potential factors that could affect the Company's financial results can be found in the Company's Annual Report on Form 10-K for the year ended December 31, 2013 filed with the Securities and Exchange Commission.

All Company, brand or product names are registered trademarks or trademarks of their respective holders.

(Tables to follow)

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RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013

Net income (loss)	$219,085	$(621,510)	$(559,123)	$(1,033,356)
Interest expense, net	7,610	(18,061)	18,724	(1,423)
Provision for income taxes	51,312	–	102,624	280
Depreciation and amortization expense	69,525	64,729	136,186	128,847
EBITDA	347,532	(574,842)	(301,589)	(905,652)
Adjustments:
Gain on sale of product line	–	(41,902)	–	(41,902)
Stock-based compensation expense	4,617	83,496	6,641	85,519
Adjusted EBITDA	$352,149	$(533,248)	$(294,948)	$(862,035)

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TELKONET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenues, net:
Product	$3,419,956	$2,659,751	$5,129,600	$4,825,251
Recurring	933,392	935,745	1,856,365	1,897,879
Total Net Revenue	4,353,348	3,595,496	6,985,965	6,723,130

Cost of Sales:
Product	1,978,291	1,848,081	3,326,318	3,277,627
Recurring	263,083	270,517	517,385	536,680
Total Cost of Sales	2,241,374	2,118,598	3,843,703	3,814,307

Gross Profit	2,111,974	1,476,898	3,142,262	2,908,823

Operating Expenses:
Research and development	318,815	287,291	615,505	589,433
Selling, general and administrative	1,445,627	1,806,351	2,828,346	3,266,944
Depreciation and amortization	69,525	64,729	136,186	128,847
Total Operating Expenses	1,833,967	2,158,371	3,580,037	3,985,224

Income (Loss) from Operations	278,007	(681,473)	(437,775)	(1,076,401)

Other Income (Expenses):
Interest income (expense), net	(7,610)	18,061	(18,724)	1,423
Gain on sale of product line	–	41,902	–	41,902
Total Other Income (Expense)	(7,610)	59,963	(18,724)	43,325

Income (Loss) Before Provision for Income Taxes	270,397	(621,510)	(456,499)	(1,033,076)

Provision for Income Taxes	51,312	–	102,624	280

Net Income (Loss)	219,085	(621,510)	(559,123)	(1,033,356)

Accretion of preferred dividends and discount	(35,963)	(127,989)	(71,724)	(300,886)
Net income (loss) attributable to common stockholders	$183,122	$(749,499)	$(630,847)	$(1,334,242)

Net income (loss) per common share:
Net income (loss) attributable to common stockholders per common share – basic	$0.00	$0.00	$(0.01)	$(0.01)
Net income (loss) attributable to common stockholders per common share – diluted	$0.00	$0.00	$(0.01)	$(0.01)

Weighted Average Common Shares Outstanding – basic	125,035,612	108,179,079	125,035,612	108,141,250
Weighted Average Common Shares Outstanding - diluted	127,412,878	108,179,079	125,035,612	108,141,250

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